1 GATX CORPORATION 2012 INCENTIVE AWARD PLAN PERFORMANCE SHARE AGREEMENT FOR EXECUTIVE OFFICERS This PERFORMANCE SHARE AGREEMENT (this “Agreement”) is entered into as of January 30, 2014 (the “Grant Date”) by and between the Participant and GATX Corporation (the "Company") in respect of the performance period beginning on January 1, 2014 through and including December 31, 2016 (the “Performance Period”). WHEREAS, the Company maintains the GATX Corporation 2012 Incentive Award Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the Compensation Committee of the Board of Directors of the Company (the “Committee”), which has been charged with the responsibility of administering the Plan, to receive a grant of Performance Shares under the Plan; NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant as follows: 1. Defined Terms. Certain capitalized terms used in this Agreement are defined in paragraph 13 or elsewhere in this Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Plan. 2. Award. Subject to the terms of the Plan and this Agreement, the Participant is hereby granted the number of Performance Shares approved by the Committee, subject to Section 3.1 and Article 5 of the Plan and as set forth on the Benefits Access website (https://www.benefitaccess.com) of Morgan Stanley Smith Barney (“MSSB”) or any successor administrator the Committee may designate from time to time to administer the Plan and this Agreement (the “Award”). Each Performance Share entitles the Participant to receive one share of Common Stock of the Company (each a “Share”) subject to the terms and conditions of this Agreement. 3. Voting Rights and Dividends. Notwithstanding anything to the contrary, the Participant shall not have any rights as a shareholder of the Company, including the right to vote, until the Participant actually receives Shares in accordance with paragraph 4 of this Agreement. An account shall be established for the Participant, to which shall be credited dividend equivalents equal to the product of (a) the number of the Participant’s Performance Shares and (b) the dividend declared on a single share of Common Stock. To the extent the participant becomes vested in Performance Shares, the Participant shall be entitled to a distribution of the dividend equivalents credited to his or her account if and when Shares are issued with respect to Performance Shares to which the Participant becomes entitled pursuant to paragraph 4 of this

2 Agreement. All dividend equivalents paid will be considered ordinary income and will be subject to supplemental withholding rates for income tax purposes including payroll taxes, applicable to such supplemental income. 4. Vesting, Transfer and Forfeiture. (a) Subject to the terms hereof, if the Company’s Total Gross Income Less Total Ownership Costs for each of the three years during the Performance Period (as reported on the Company’s audited income statement for each such year) is greater than $500,000,000 (the “Threshold Goal”) and the Committee certifies that the Threshold Goal has been achieved, the Participant shall be entitled to the number of Shares set forth in the 2012 resolutions of the Committee providing for the grant of this Performance Share award (the "Unadjusted Award Amount"). However, if the Threshold Goal for the Performance Period is not achieved and certified by the Committee, the Unadjusted Award Amount shall be zero. (b) After the end of the Performance Period, the Committee shall determine the number of the Participant's Performance Shares that have been earned for the Performance Period in accordance with the schedule set forth on Exhibit 1, weighted by the percentages set forth in the column captioned “Weight” on Exhibit 2 and calculated in the manner set forth on Exhibit 2 (provided that the determination under this subparagraph 4(b) shall be subject to modification as provided in paragraph 8 hereof). The date of the Committee’s determination under subparagraph 4(a) and 4(b) being the “Determination Date”. The Unadjusted Award Amount shall be reduced to the number of Performance Shares determined to be earned in accordance with the foregoing provisions of this subparagraph 4(b), and any unearned portion of the Unadjusted Award Amount or Performance Shares shall be forfeited. In no event shall the Performance Shares earned by the Participant exceed the Unadjusted Award Amount. (c) Notwithstanding anything in this Agreement to the contrary that requires delivery and payment of Shares, the Participant may elect, in his or her sole discretion in lieu of Shares, to receive from the Company cash equal to the Fair Market Value of the Shares (as of the Determination Date) that otherwise would be delivered and payable under the terms of this Agreement, provided that the following conditions are met: (i) the Participant is within five years of being retirement-eligible under the GATX Non-Contributory Pension Plan for Salaried Employees as of the last day of the Performance Period; or (ii) the Participant satisfies at least 150% of his or her ownership requirement under the Company’s stock retention policy as of the last day of the Performance Period; and (iii) such election is submitted in writing on such form as the Company may specify (the “Cash Election”). The Participant may submit a Cash Election only during any period in which the Participant is allowed to trade in the Company’s

3 Shares under the Company’s insider trading policy, but no later than the Determination Date for the Performance Period. If any of the foregoing conditions are not met, then the election will be void and the Participant shall receive payment under this Agreement in the form of Shares. Otherwise, an election to receive cash in lieu of Shares may not be revoked or changed once made. (d) As soon as practicable after the Determination Date, but not later than March 15 of the year following the end of the Performance Period, an equal number of Shares shall be transferred to the Participant. (e) Except as provided in subparagraph 4(f) below, if the Participant's Date of Termination occurs prior to the end of the Performance Period, the Participant shall forfeit all Performance Shares and rights under this Agreement. (f) Notwithstanding subparagraph 4(e) above, the Participant shall become vested in a number of earned Performance Shares hereunder, and shall become owner of an equal number of Shares in respect thereof, free and clear of all restrictions otherwise imposed by this Agreement, as follows: (i) If the Participant’s employment is involuntarily terminated by the Company other than for Cause, not less than eighteen (18) months following the beginning of the Performance Period but on or prior to the end of the Performance Period, the Participant will be entitled to a pro rata portion of his or her earned Performance Shares based on the length of his or her employment during the Performance Period. The pro rata portion of the Performance Shares shall equal the product of: (A) the number of Performance Shares to which the Participant would otherwise be entitled in accordance with the foregoing provisions of this paragraph 4 had his or her employment not been terminated; and (B) a fraction (not greater than one), the numerator of which is the number of days the Participant was employed by the Company or its Subsidiaries during the period beginning on the date of commencement of the Performance Period and ending on the Date of Termination, and the denominator of which is the number of days in the Performance Period. The Shares to which the Participant is entitled pursuant to this subparagraph 4(f)(i) shall be transferred to the Participant in the year following the end of the Performance Period as soon as

4 practical following the Determination Date , but not later than March 15 of the year following the end of the Performance Period. (ii) If the Participant's Date of Termination occurs by reason of the Participant's death, Retirement or Disability prior to the end of the Performance Period, the Participant will be entitled to receive a pro rata portion of his or her earned Performance Shares based on the length of his or her employment during the Performance Period. The pro rata portion of the Performance Shares shall equal the product of: (A) the number of Performance Shares to which the Participant would otherwise be entitled in accordance with the foregoing provisions of this paragraph 4 if no Date of Termination had occurred; and (B) a fraction (not greater than one), the numerator of which is the number of days during the period beginning on the date of commencement of the Performance Period and ending on the date of the Participant’s death, Retirement or Disability, and the denominator of which is the number of days in the Performance Period. Notwithstanding the foregoing, if the Participant’s Date of Termination occurs by reason of the Participant’s death, Retirement or Disability, the Committee may, in its sole discretion, increase the number of Performance Shares to which the Participant is entitled, but in no event will the Participant be entitled to a distribution that is greater than what would have been distributable if no Date of Termination had occurred. The Shares to which the Participant is entitled pursuant to this subparagraph 4(f)(ii) shall be transferred to the Participant in the year following the end of the Performance Period as soon as practical following the Determination Date , but not later than March 15 of the year following the end of the Performance Period. (iii) Subject to the provisions of Section 14.2 of the Plan (relating to the adjustment of Shares), if a Change in Control occurs prior to a Participant's Date of Termination and before the end of the Performance Period and, within two (2) years after the occurrence of the Change in Control, the Participant's Date of Termination occurs by reason of discharge by the Participant's employer without Cause or the Participant resigns from employment with the employer for Good Reason, the Participant shall become vested in all Performance Shares granted under this Agreement prior to the Change in Control that are held by the Participant as of the Date of

5 Termination, in accordance with subparagraphs 4(f)(iv) or 4(f)(v), as applicable. (iv) With respect to any Performance Shares that become vested in connection with a Change in Control described in Subsection 2.7(a), (b), (c) or (d) of the Plan, the number of Shares to which the Participant is entitled upon the vesting of his or her Performance Shares shall be calculated as if the Company had achieved 100% performance against its Performance Goals, and shall be transferred to the Participant as soon as practicable following the Date of Termination. Following a distribution in accordance with this subparagraph 4(f)(iv), the Participant shall have no further rights under this Agreement. (v) With respect to any Performance Shares that become vested in connection with a Change in Control described in Subsection 2.7(e) of the Plan, with respect to a Participant as described therein (relating to certain transactions involving a Subsidiary or Business Segment), as soon as practicable following the Date of Termination, the Participant shall receive a distribution of the following number of Shares, determined on the assumption that the Company achieved 100% performance against its Performance Goals as follows: (A) If the Date of Termination occurs during the first year of the Performance Period, the Participant shall be entitled to receive Shares equal in number to one-third (1/3) of his or her Performance Shares. (B) If the Date of Termination occurs during the second year of the Performance Period, the Participant shall be entitled to receive Shares equal in number to two-thirds (2/3) of his or her Performance Shares. (C) If a Date of Termination occurs during the third year of the Performance Period, such Participant shall be entitled to receive Shares equal in number to the total of all of his or her Performance Shares. Following a distribution in accordance with this subparagraph 4(e)(v), the Participant shall have no further rights under this Agreement. (vi) For purposes of subparagraphs 4(f)(iii) and 4(f)(v) hereof, if, as a result of a Change in Control described in Subsection 2.7(e) of the Plan, the Participant’s employer ceases to be a Subsidiary (and the

6 Participant’s employer is or becomes an entity that is separate from the Company), and the Participant is not, immediately following the Change in Control, employed by the Company or an entity that is then a Subsidiary, then the occurrence of the Change in Control shall be treated as the Participant’s Date of Termination caused by the Participant being discharged by the employer without Cause. (f) Except pursuant to a domestic relations order, the Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered until Shares have been distributed to the Participant free and clear of all restrictions. 5. Withholding. The granting, vesting and settlement of Performance Shares under this Agreement are subject to withholding of all applicable taxes. Subject to such rules and limitations as may be established by the Committee from time to time, the Participant may satisfy his or her withholding obligations through (i) payment of cash to the Company equal to the amount of taxes required to be withheld, (ii) contemporaneously withholding from other sources of income otherwise payable to the Participant by the Company or any Subsidiary, or (iii) the surrender of Shares which the Participant already owns, or to which the Participant is otherwise entitled under the Plan or this Agreement; provided, however, that, except as otherwise provided by the Committee, Shares otherwise payable under this Agreement may not be used to satisfy more than the Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for income tax purposes, including payroll taxes, that are applicable to such supplemental taxable income) . In the event that the withholding obligation arises during a period in which the Participant is prohibited from trading in Common Stock pursuant to the Company’s insider trading policy, or by applicable securities or other laws, then unless otherwise elected by the Participant during a period when he or she was not so restricted from trading, the Company shall automatically satisfy the Participant’s withholding obligation by withholding from Shares otherwise deliverable under this Agreement. 6. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, including any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights of the Participant or benefits distributable to the Participant under this Agreement have not been exercised or distributed, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If the Designated

7 Beneficiary survives the Participant but dies before the exercise of all rights or the complete distribution of benefits under this Agreement, then any remaining rights and any remaining benefit distribution shall be exercisable by or distributed to the legal representative of the estate of the Designated Beneficiary. 7. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of this Agreement by the Committee and any decision made by it with respect to this Agreement shall be final and binding on all persons. 8. Modification of Performance Goals. Pursuant to Subsection 2.33(b) of the Plan, in determining the extent to which the Performance Goals (but not the Threshold Goal) have been achieved, the Committee may, in its sole discretion, include or exclude items or events that impact the final results, positively or negatively, as it deems appropriate. 9. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the Director, Compensation of the Company. This Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. 10. Not An Employment Contract. The grant of Performance Shares hereunder will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant's employment or other service at any time. 11. Notices. Any written notices provided for in this Agreement or the Plan shall be provided in accordance with subparagraph 11(a) or 11(b), as applicable and, if provided to the Company, shall be addressed as follows: GATX Corporation 222 West Adams Street Chicago, IL 60606-5314 U.S.A. (a) Any notice required by the Participant pursuant to the definition of Good Reason, as defined below, shall be in writing given by hand delivery or by registered or certified mail, return receipt requested, postage prepaid, addressed to the Senior Vice President, Human Resources and shall be effective when actually received.

8 (b) All other notices shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Any such notice sent by mail shall be deemed received three business days after mailing, but in no event later than the date of actual receipt and shall be directed, if to the Participant, at the Participant's address indicated by the Company's records, or if to the Company, to the attention of the Director, Compensation. 12. Amendment. This Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the parties. 13. Definitions. For purposes of this Agreement, the terms used in this Agreement shall be subject to the following: “3-Year Average Return on Equity” shall mean the sum of net income divided by average equity for each year in the Performance Period divided by three (3). Accumulated other comprehensive income is excluded from equity. “3-Year Cumulative Investment Volume” shall mean the sum of consolidated cumulative GAAP basis portfolio investments and capital additions as reported on the company’s audited balance sheet for each year in the Performance Period. Purchases of leased in assets are excluded. “Cause” shall mean (i) the willful and continued failure of the Participant to perform the Participant’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct in the course of his or her discharge of duties for the Company. For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief, that the Participant’s action or omission was in the best interests of the Company. “Change in Control” shall have the meaning ascribed to it in Section 2.7 of the Plan. “Date of Termination” shall mean the date on which the Participant incurs a Termination of Service. “Designated Beneficiary” shall mean the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require.

9 “Disability” shall mean, except as otherwise provided by the Committee, the period in which the Participant is considered to be "disabled" as that term is defined in the Company's long term disability plan. “Good Reason” shall mean the occurrence of one or more of the following conditions without the consent of the Participant: (a) a material diminution in the Participant's base compensation, compared with the Participant's base compensation in effect immediately prior to the consummation of a Change in Control; (b) a material diminution in the Participant's authority, duties, or responsibilities, compared with the authority, duties, and responsibilities of the Participant immediately prior to the consummation of a Change in Control; (c) the Participant is required to report to a supervisor with materially less authority, duties, or responsibilities than the authority, duties, and responsibilities of the supervisor who had the greatest such authority, duties, and responsibilities at the time the Participant was required to report to such supervisor during the 120-day period immediately preceding the consummation of a Change in Control; (d) a material diminution in the budget over which the Participant retains authority, compared with the most significant budget, if any, over which the Participant had authority at any time during the 120-day period immediately preceding the consummation of a Change in Control; (e) a material change in the geographic location at which the Participant must perform services; or (f) any other action or inaction by the Company that constitutes a material breach of any change of control agreement between the Company and the Participant that is in effect when a Change in Control occurs. If (I) the Participant provides written notice to the Company of the occurrence of Good Reason within a reasonable time (not more than 90 days) after the Participant has knowledge of the circumstances constituting Good Reason, which notice specifically identifies the circumstances which the Participant believes constitute Good Reason; (II) the Company fails to notify the Participant of the Company's intended method of correction within a reasonable period of time (not less than 30 days) after the Company receives the notice, or the Company fails to correct the circumstances within a reasonable period of time after such notice (except that no such opportunity to correct shall be applicable if the circumstances constituting Good Reason are those described in paragraph (e) above, relating to relocation); and (III) the Participant resigns within a

10 reasonable time after receiving the Company's response, if such notice does not indicate an intention to correct such circumstances, or within a reasonable time after the Company fails to correct such circumstances (provided that in no event may such termination occur more than two (2) years after the initial existence of the condition constituting Good Reason); then the Participant shall be considered to have terminated for Good Reason. “Performance Goals” shall mean 3-Year Average Return on Equity and 3-Year Cumulative Investment Volume established by the Committee for the Performance Period as set forth in Exhibit 1. “Retirement shall mean retirement of the Participant on a "Retirement Date," as that term is defined in the GATX Corporation Non-Contributory Pension Plan for Salaried Employees.

11 Exhibit 1 Performance Goals, Weights and % of Target Earned 2014 – 2016 Performance Period 3-Year Average ROE (1) (50% weight) % of Target Grant Earned <11.0% 0% 11.0% 25% 11.5% 50% 12.0% 75% 13.0% 100% 13.5% 125% 14.0% 150% 14.5% 175% >= 15.0% 200% Interpolated for actual performance between levels shown (1) 3-Year Average Return on Equity is defined as the sum of net income divided by average equity for each year in the Performance Period divided by three (3); excludes accumulated other comprehensive income from equity. 3-Year Cumulative Investment Volume (2) (50% weight) % of Target Grant Earned <$1.25 billion 0% $1.25 billion 25% $1.55 billion 50% $1.80 billion 75% $2.05 billion 100% $2.20 billion 125% $2.40 billion 150% $2.60 billion 175% >= $2.75 billion 200% Interpolated for actual performance between levels shown (2) 3-Year Cumulative Investment Volume is defined as the sum of consolidated cumulative GAAP basis portfolio investments and capital additions as externally reported for each year in the Performance Period; excludes purchases of leased in assets. In determining the extent to which the Performance Goals (but not the Threshold Goal) have been achieved, the Committee, in its sole discretion, may include or exclude items or events that impact the final results, positively or negatively. However, in no event will the award exceed the Unadjusted Award Amount.

Exhibit 2 12 Sample Calculation of Performance Shares Earned Number of Performance Shares Granted: 1,000 Performance Goal Weight Target Goal Assumed Actual Payout Percentage Weighted Payout Percentage 3-Year Average ROE 3-Year Cumulative Investment Volume 50% 50% 13.0% $2.05 billion 14.0% $1.80 billion 150% 75% 75.0% 37.5% Total Weighted Payout 112.5% Performance Shares Earned Shares Granted Weighted Payout Total Performance Shares Earned 1,000 x 112.5% = 1,125